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                                                                    EXHIBIT 23.2
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 1999 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated by reference in The Sports Authority, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2001. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida

Dated:  June 28, 2001